UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2011

OM GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12515	52-1736882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Public Square

1500 Key Tower

Cleveland, Ohio 44114-1221

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (216) 781-0083

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

New Senior Secured Credit Facility

On August 2, 2011, OM Group, Inc. (the “Company”), a Delaware corporation, and Harko C.V., a limited partnership organized under the laws of the Netherlands (“Harko”, and together with the Company, the “Borrowers”), entered into a Credit Agreement with Bank of America, N.A. (“Bank of America”), as administrative agent, swing line lender and letter of credit issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC and BNP Securities Corp., as Joint Lead Arrangers and Joint Bookrunning Managers, and the other agents and lenders named therein (the “New Senior Secured Credit Facility”).

The Company and Harko are borrowers under the New Senior Secured Credit Facility, which provides for (i) a $100 million term loan A facility (the “Term A Facility”) available to the Company, which was fully drawn on August 2, 2011, (ii) a $350 million term loan B facility (the “Dollar Term B Facility”) available to Harko, which was fully drawn on August 2, 2011, (iii) a €175 million term loan facility (the “Euro Term B Facility” and, together with the Dollar Term B Facility, the “Term B Facility”) available to Harko, which was fully drawn on August 2, 2011, and (iv) a $200 million undrawn revolving credit facility (the “Revolving Credit Facility”) available to the Borrowers, of which up to $100 million may be denominated in Euros.

A portion of the proceeds of the New Senior Secured Credit Facility were used, in part, to pay the purchase price of and related transaction expenses associated with the acquisition of VAC Holding GmBH (the “Acquired Business”) from VAC Luexembourg S.à. r.l. by OMG Germany Holding GmbH, a wholly-owned subsidiary of the Company and repay the existing indebtedness of the Acquired Business. A portion of the proceeds of the New Senior Secured Credit Facility was also used to refinance the existing indebtedness of the Company.

The obligations of the Company under the New Senior Secured Credit Facility are guaranteed by the Company and all of the Company’s U.S. subsidiaries. The obligations of Harko under the New Senior Secured Credit Facility are guaranteed by certain of the Company’s subsidiaries. In addition, the obligations of the Company under the New Senior Secured Credit Facility are secured by a first priority security interest in substantially all of the existing and future property and assets of the Company and its U.S. Subsidiaries and 65% of the voting capital stock of the Company’s direct foreign subsidiaries. The obligations of Harko under the New Senior Secured Credit Facility will be secured by a first priority security interest in substantially all of the existing and future property and assets of Harko and the Company’s subsidiaries and a 100% pledge of the voting capital stock of the Company’s subsidiaries, subject to certain exceptions, including limitations relating to German capital maintenance rules and other financial assistance limitations in certain foreign jurisdictions.

The interest rates per annum applicable to loans, other than swing line loans, under the New Senior Secured Credit Facility will be, at the Borrowers’ option, equal to either a base rate or a LIBOR rate for one, two, three or six-month (or to the extent agreed to by all relevant lenders, nine or twelve-month) interest periods chosen by the Borrowers, in each case plus an applicable margin percentage.

The base rate will be the greater of (i) the federal funds rate plus 0.50%, (ii) Bank of America’s prime rate or (iii), the LIBOR rate plus 1.00%. The LIBOR rate shall equal the rate per annum equal to the British Bankers Association LIBOR Rate, as published by Reuters for the applicable interest period; provided that, with respect to the Term B Facilities only, LIBOR will be deemed to be not less than 1.50% per annum.

The applicable margin percentage is (a) with respect to the Term A Facility and the Revolving Credit Facility, 3.75% per annum in the case of LIBOR advances, and 2.75% per annum in the case of base rate advances, (b) with respect to the Dollar Term B Facility, 4.25% per annum in the case of LIBOR advances, and 3.25% per annum in the case of base rate advances, and (c) with respect to the Euro Term B Facility, 4.75% per annum.

The Term A Facility and the Revolving Credit Facility mature on August 2, 2016. The Term B Facility matures on August 2, 2017. In addition, the Term A Facility and the Term B Facility, (together, the “Term Loan Facility”) requires mandatory prepayments of principal based on certain percentages of Excess Cash Flow (as defined in the New Senior Secured Credit Facility), commencing 90 days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2012, subject to certain exceptions. In addition, subject to certain thresholds and exceptions, the Company will be required to prepay the loans outstanding under the Term Loan Facility with all of the net cash proceeds of certain asset sales and from the issuance or incurrence of additional debt of the Company or any of its subsidiaries.

The New Senior Secured Credit Facility contains customary representations and warranties and certain covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay distributions on, redeem or repurchase capital stock or redeem or repurchase subordinated debt; (iii) make investments; (iv) sell assets; (v) enter into agreements that restrict distributions or other payments from restricted subsidiaries to the Company; (vi) incur or suffer to exist liens securing indebtedness; (vii) consolidate, merge or transfer all or substantially all of their assets; and (viii) engage in transactions with affiliates. In addition, the New Senior Secured Credit Facility contains financial covenants that limit capital expenditures in any fiscal year and that measure (i) the ratio of the Company’s total indebtedness to the amount of the Company’s consolidated EBITDA, and (ii) the ratio of the amount of the Company’s consolidated EBITDA to the Company’s cash interest expense.

The New Senior Secured Credit Facility contains customary events of default including, without limitation, the representations and warranties made in or in connection with the loan documents entered into in connection with the New Senior Secured Credit Facility prove to have been false or misleading in any material respect when made, the failure to make required payments, failure to comply with certain agreements or covenants, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, failure to pay certain judgments and a Change of Control (as defined therein). If such an event of default occurs, the lenders under the New Senior Secured Credit Facility would be entitled to take various actions, including the acceleration of amounts due thereunder and all actions permitted to be taken by a secured creditor.

The above summary of the New Senior Secured Credit Facility is qualified in its entirety by reference to the New Senior Secured Credit Facility, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On August 2, 2011, in connection with its entry into the New Senior Secured Credit Facility described in Item 1.01, the Company repaid all amounts outstanding under its former revolving credit facility and terminated the Amended and Restated Credit Agreement, dated as of March 8, 2010, among the Company, certain of its subsidiaries, as Guarantors; PNC Bank, National Association, as Administrative Agent; the Lenders party thereto; PNC Capital Markets LLC, Banc of America Securities LLC and Wells Fargo Bank, N.A., as Joint Lead Arrangers; and PNC Capital Markets LLC, as Sole Bookrunner (the “Revolving Credit Agreement”).

The Revolving Credit Agreement provided for a three year secured revolving credit facility for revolving loans and letters of credit not to exceed $250 million; provided that, subject to customary conditions and approvals, the Company had the option to increase the aggregate revolving credit available under the Revolving Credit Agreement by an additional $75 million, that is, to a maximum of $325 million.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 2, 2011, the Company completed its previously announced acquisition (the “Acquisition”) of VAC Holding GmbH (“VAC Holding”) pursuant to the terms of a Share Purchase Agreement (the “Share Purchase Agreement”), dated July 3, 2011, among the Company, its wholly-owned foreign direct subsidiary, OMG Germany Holding GmbH (“OMG Holding”), and VAC Luxembourg S.à r.l. (“VAC Luxembourg”), an entity controlled by One Equity Partners II, L.P. (“OEP”). Pursuant to the terms of the Share Purchase Agreement, OMG Holding acquired all of the outstanding equity interests of VAC Holding and certain indebtedness of VAC Holding held by VAC Luxembourg for approximately $585 million. As part of the Acquisition, OMG Holding also assumed and/or repaid an aggregate of approximately $422 million of indebtedness and other acquired liabilities of VAC Holding. The purchase price was paid in cash, except that $50 million of such purchase price was satisfied by the issuance of 1,307,819 shares of Company common stock. The purchase price is subject to a working capital adjustment and is based on estimated net debt as of July 31, 2011.

VAC Holding and its subsidiaries design, produce, market and sell cores and components, materials and parts, permanent magnets and magnet systems serving a wide variety of end market sectors including: energy conversion & distribution, automotive, electrical installation technology, automation and drives, aerospace and transportation and electronic article surveillance.

Item 2.03 Creation of a Direct Financial Obligation

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired.

The Company will provide the financial statements required to be filed by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The Company will provide the pro forma financial statements required to be filed by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Credit Agreement, dated as of August 2, 2011, among OM Group, Inc. and Harko C.V., as borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the other lenders party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC and BNP Securities Corp., as Joint Lead Arrangers and Joint Bookrunning Managers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2011

OM GROUP, INC.

By:	/s/ Kenneth Haber
	Name:	Kenneth Haber
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of August 2, 2011, among OM Group, Inc. and Harko C.V., as borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the other lenders party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC and BNP Securities Corp., as Joint Lead Arrangers and Joint Bookrunning Managers.